                                                                   Exhibit 10.25


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                             STOCKHOLDERS' AGREEMENT


                                       OF


                            MJD COMMUNICATIONS, INC.




                         Dated as of January 20, 2000


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

                                TABLE OF CONTENTS

                                                                            Page

1.  Restrictions on Transfers of Shares by Founders and Management
    Stockholders...............................................................1
         1.1.  Restrictions Generally..........................................1
         1.2.  Treatment of Certain Bergstein Family Members...................3
         1.3.  Treatment of JED................................................3
         1.4.  Right of First Refusal..........................................3
         1.5.  Tag-Along Rights................................................5

2.  Restrictions on Transfers of Shares by Investor Stockholders...............5
         2.1.  Restrictions Generally..........................................5
         2.2.  Right of First Offer............................................6
         2.3.  Tag-Along Rights................................................8
         2.4.  Drag-Along Rights...............................................8

3.  Management Stockholders...................................................10
          3.1.  Right of the Company to Purchase..............................10
         3.2.  Notice to Management Stockholders..............................11
         3.3.  Payment........................................................11
         3.4.  Appraisal......................................................11
         3.5.  Fair Market Value..............................................11
         3.6.  Acknowledgment of Status.......................................12
         3.7.  Prohibited Purchases...........................................12

4.  Involuntary Transfers.....................................................13

5.  Auction Sale Procedure....................................................13
         5.1.  General........................................................13
         5.2.  Retention of Investment Bank...................................14
         5.3.  Preparation of Confidential Memorandum.........................14
         5.4.  Auction Procedures.............................................14
         5.5.  Selection of Bid...............................................14
         5.6.  Negotiation of Sale Agreement..................................14
         5.7.  Right of Remaining Stockholders to Bid.........................15
         5.8.  Cooperation....................................................15

6.  Issuance of Additional Equity Securities..................................15
         6.1.  Preemptive Rights of the Stockholders..........................15
         6.2.  Investments....................................................16
         6.3.  Participation by the Stockholders..............................16

7.  Corporate Governance......................................................17
         7.1.  Election of Directors..........................................17
         7.2.  Five Year Plan and Annual Budget...............................19
         7.3.  Records and Reports, etc.......................................19
         7.4.  Board Meetings, Committees, etc................................20
         7.5.  Directors' and Officers' Insurance.............................21

8.  Actions Requiring Approval of the Investor Stockholders...................21
         8.1.  General........................................................21

9.  Stock Certificate Legends.................................................23

10.  Absence of Other Arrangements............................................24

11.  New Management Stockholders..............................................24

12.  Parties..................................................................24
         12.1.  Assignment by the Company.....................................24
         12.2.  Assignment Generally..........................................25
         12.3.  Termination...................................................25
         12.4.  Agreements to Be Bound........................................25
         12.5.  THL Related Parties, THL Holders, Kelso Holders...............26

13.  Defined Terms............................................................27

14.  Miscellaneous............................................................32
         14.1.  Recapitalizations, Exchanges, etc. Affecting the Shares.......32
         14.2.  Non-Competition Agreement.....................................32
         14.3.  No Third Party Beneficiaries..................................32
         14.4.  Further Assurances............................................32
         14.5.  Amendment and Modification....................................33
         14.6.  Governing Law.................................................33
         14.7.  Invalidity of Provision.......................................33
         14.8.  Notices.......................................................33
         14.9.  Headings; Execution in Counterparts...........................35
         14.10.  Injunctive Relief............................................36

         14.11.  Entire Agreement.............................................36
         14.12.  Transfer of Shares from MJD Partners.........................36


SCHEDULES

Schedule A   THL Related Parties
Schedule B   Management Stockholders
Schedule C   Kelso Holders

EXHIBITS

Exhibit A    Five Year Plan
Exhibit B    Spousal Waiver

ANNEXES

Annex A      Kelso Approval Rights

                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT, dated as of January 20, 2000, among MJD Communications, Inc., a Delaware corporation (the "COMPANY"), Kelso Investment Associates V, L.P., a Delaware limited partnership ("KIA V"), Kelso Equity Partners V, L.P., a Delaware limited partnership ("KEP V"; together with KIA V, "KELSO"), Thomas H. Lee Equity Fund IV, L.P., a Delaware limited partnership ("THL FUND IV"), those parties listed on Schedule A attached hereto (collectively, the "THL RELATED PARTIES"; together with THL Fund IV, "THL" and each of them together with Kelso, the "INVESTOR STOCKHOLDERS"), JED Communications Associates, Inc., a Delaware corporation (formerly named Bugger Associates, Inc. ("JED"), Daniel G. Bergstein ("BERGSTEIN"), Joel Bergstein, Michael Bergstein, Lindy Sobel Bergstein, Meyer Haberman ("HABERMAN"; together with JED, and Bergstein, Joel Bergstein, Michael Bergstein and Lindy Sobel Bergstein, the "FOUNDERS"), Jordan Bergstein, Elizabeth Heller, and those employees of the Company listed on Schedule B attached hereto, as the same shall be amended from time to time in accordance with Section 12 (collectively, the "MANAGEMENT STOCKHOLDERS"). For purposes of this Agreement, KIA V and KEP V shall be deemed to be a single Investor Stockholder and THL Fund IV and each of the THL Related Parties shall be deemed to be a single Investor Stockholder. The Investor Stockholders, the Founders and the Management Stockholders are hereinafter referred to collectively as the "STOCKHOLDERS".

                  Capitalized terms used herein without definition are defined in Section 13.

                  The parties hereto agree as follows:

                  1. RESTRICTIONS ON TRANSFERS OF SHARES BY FOUNDERS AND MANAGEMENT STOCKHOLDERS. 1.1. RESTRICTIONS GENERALLY. (a) Prior to such time as each Investor Stockholder (and the Kelso Holders or THL Holders, as applicable), each own less than 50% of the number of Shares owned by such Investor Stockholder on the Closing Date (the "50% CONDITION"), no Founder or Management Stockholder may Transfer any Shares or any interest therein now or hereafter owned by such Founder or Management Stockholder, except for (I) any (A) involuntary Transfer to a third party in accordance with Section 4, (B) sale to one or more third parties pursuant to Section 2.3 ("Tag-Along Rights"), Section
2.4 ("Drag-Along Rights") or Section 5 ("Auction Sale Procedure") or (C) sale pursuant to a Registration in accordance with the Registration Rights Agreement,
(ii) any Transfer for estate-planning purposes of such Founder or

Management Stockholder, authorized by the prior written approval (not to be unreasonably withheld) of the Board (excluding such Founder or Management Stockholder and any other interested Board members), and PROVIDED that the restrictions contained in this Section 1 shall continue to be applicable to the Shares after any such Transfer and PROVIDED further that the transferees of such Shares shall have complied with Section 12.4, (A) a trust under which the distribution of the Shares may be made only to beneficiaries who are such Founder or Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (B) a charitable remainder trust, the income from which will be paid to such Founder or Management Stockholder during his or her life, (C) a corporation, the stockholders of which are only such Founder or Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (D) a partnership or limited liability company, the partners or members of which are only such Founder or Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (III) any Transfer in case of the death of such Founder (other than JED) or Management Stockholder, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries and PROVIDED that the restrictions contained in this Section 1 shall continue to be applicable to the Shares after any such Transfer and PROVIDED further that the transferees of such Shares shall have complied with Section 12.4, or (IV) Transfer by JED, authorized by the prior written approval (not to be unreasonably withheld) of the Board (excluding interested Board members), to an Affiliate of JED that agrees to be bound by the terms of this Agreement pursuant to Section 12.4.

                  (b) After the 50% Condition has been satisfied, the Founders and Management Stockholders may Transfer any Shares or any interest therein now or hereafter owned by such Founder or Management Stockholder, PROVIDED that such sale is made in compliance with the provisions of Section 1.4 ("Right of First Refusal") and Section 1.5 ("Tag-Along Rights"), or such sale is made pursuant to
Section 2.4 ("Drag-Along Rights") or Section 5 ("Auction Sale Procedure"), or such sale is pursuant to a Registration effected in accordance with the Registration Rights Agreement.

                  (c) Notwithstanding anything in this Agreement to the contrary, a Founder or Management Stockholder may pledge any or all Shares now or hereafter owned by such Founder or Management Stockholder or grant a security interest therein to secure indebtedness of such Founder or Management Stockholder owing to a bank or other financial institution on terms and conditions approved by the Board (excluding such Founder or Management Stockholder and other members of the Board who are designees of the Founders and Management Stockholders), PROVIDED, however, that any pledgee pursuant to this subsection (c) shall acquire only a security interest in such

Shares entitling such pledgee to (I) the proceeds from any sale of such Shares made in compliance with the terms of this Agreement and (II) any proceeds of any distribution to stockholders on account of the Shares in any liquidation as a result of any bankruptcy proceeding or the winding up of affairs of the Company and in no event shall such pledgee be entitled to receive title to such Shares or any other rights incident thereto other than those specified above. The pledge agreements or other related financing agreements of any Founder or Management Stockholder shall be subject to and acknowledge the rights of the Company and the other Stockholders set forth herein and shall acknowledge the restrictions imposed on the pledgee's security interest pursuant to this Section 1.1(c), such acknowledgment being in form and substance reasonably satisfactory to the Board.

                  1.2. TREATMENT OF CERTAIN BERGSTEIN FAMILY MEMBERS. Each of Joel Bergstein, Michael Bergstein and Lindy Sobel Bergstein (collectively, the "BERGSTEIN FAMILY MEMBERS") hereby acknowledges that all Shares and all interests therein now or hereafter owned by such Person shall for all purposes of this Agreement be treated as if such shares and interests were owned by JED and each such Person has as of the date hereof granted JED an irrevocable power of attorney directing JED to exercise all rights and perform all obligations hereunder and under the Registration Rights Agreement in respect of such Person's Shares and interests so long as this Agreement shall remain in full force and effect.

                  1.3. TREATMENT OF JED. Notwithstanding anything in this Agreement to the contrary, Bergstein, together with Jordan Bergstein and Elizabeth Heller, shall continue to own 100% of JED and shall not Transfer any Shares in JED or any direct or indirect interest therein until such time as JED no longer owns any Shares, except for any Transfer to or from any Bergstein Family Member or Jordan Bergstein or Elizabeth Heller or any Transfer made for estate-planning purposes pursuant to Section 1.1(a)(ii) or any Transfer of shares of JED, in case of the death of a stockholder of JED, by will or by the laws of intestate succession, to such stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries, all of whom shall be subject to the restrictions set forth in this Section 1.3 and PROVIDED further that the transferees of such Shares shall have complied with Section 12.4.

                  1.4. RIGHT OF FIRST REFUSAL. (a) If at any time after the 50% Condition has been satisfied, any of the Founders or Management Stockholders shall have received a BONA FIDE offer or offers from a third party or parties to purchase any Shares, then prior to selling such Shares to such third party or parties the relevant Founder or Management Stockholder shall deliver to the Company and the Investor Stockholders a letter signed by the relevant Founder or Management Stockholder setting forth in reasonable detail:

                   (i) the name(s) of such third party or parties;

                  (ii) the purchase price per share of the Shares offered by such third party or parties;

                  (iii) all material terms and conditions contained in the offer of the third party or parties;

                  (iv) the relevant Founder or Management Stockholder's offer (irrevocable by its terms for 30 days following receipt) to sell to the Company all (but not less than all) of the Shares covered by the offer of the third party or parties, for a purchase price per share and on other terms and conditions not less favorable to the Company than those contained in the offer of the third party or parties (the "OFFER"); and

                  (v) closing arrangements and a closing date not less than 60 nor more than 90 days following the delivery of such letter (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents, PROVIDED the relevant Founder or Management Stockholder covenants to use commercially reasonable efforts to obtain such approvals and consents) for any purchase and sale that may be effected by the Company.

                  (b) After the receipt of the Offer, the Company shall have a 30-day period in which to determine whether to purchase the Shares covered by the Offer on the terms set forth therein (or assign the right to purchase such Shares, or that portion of the right not being exercised by the Company, to the Investor Stockholders or any Kelso Holder or THL Holder in accordance with
Section 1.4(c)).

                  (c) If the Company does not exercise its rights with respect to all of the Shares covered by the Offer under Section 1.4(b), then the Company shall, within five days following the date of the Offer, notify the Investor Stockholders of such Offer and make available to each of them the right to purchase all of the Shares covered by the Offer which are not being purchased by the Company on a pro rata basis (based on their relative ownership of the Company) or (II) such other portion of such Shares as the Investor Stockholders may mutually agree upon. The Investor Stockholders shall have the right to assign to any of the Kelso Holders or THL Holders all or any of their rights to purchase Shares pursuant to this Section 1.4(c). Notwithstanding the foregoing, in no event shall the Company, the Investor Stockholders or any Kelso Holder or THL Holder be entitled to purchase any Shares pursuant to this Section 1.4 unless all of the Shares covered by the Offer are purchased. Any purchases made by the Investor Stockholders or any Kelso Holder or THL Holder hereunder shall be made in accordance with Section 1.4(b).

                  (d) If the Company (or the Investor Stockholders or any Kelso Holder or THL Holder pursuant to Section 1.4(c)) fails to accept the Offer within the 30-day period or fails to consummate the closing of the purchase of all of the Shares covered by the Offer within the time period set forth therein, then the relevant Founder or Management Stockholder shall have the right to sell to the third party or parties identified in such Offer all (but not less than all) of the Shares covered by the Offer, for a purchase price not less than the purchase price contained in the Offer and on the other terms and conditions no less favorable to the relevant Founder or Management Stockholder than those contained in the Offer. If the relevant Founder or Management Stockholder has not signed a binding purchase agreement (subject to customary closing conditions) with such third party or parties within 45 days after the expiration of such 30-day period or if such sale has not been completed within 120 days (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) after the expiration of such 30-day period, the Shares covered by such Offer may not thereafter be sold by the relevant Founder or Management Stockholder unless the procedures set forth in this
Section 1.4 shall have again been complied with.

                  1.5. TAG-ALONG RIGHTS. If none of the Company, the Investor Stockholders, the Kelso Holders or the THL Holders, either singly or in the aggregate, shall have accepted the Offer pursuant to Section 1.4, and any of the Founders or Management Stockholders shall have agreed to sell to a third party or parties the Shares covered by the Offer, then such Founder or Management Stockholder must offer each other Stockholder a PRO RATA right to participate in such sale with respect to such Stockholder's Shares, for a purchase price per Share equal to the purchase price per Share being paid for such Founder or Management Stockholder's Shares and on other terms and conditions not less favorable to such Stockholder than those applicable to such Founder or Management Stockholder.

                  2. RESTRICTIONS ON TRANSFERS OF SHARES BY INVESTOR STOCKHOLDERS. 2.1. RESTRICTIONS GENERALLY. (a) Prior to December 31, 2002, no Shares or any interest therein now or hereafter owned by either Investor Stockholder (or any Kelso Holder or THL Holder) may be Transferred without the written consent of the other Investor Stockholder, and then subject to Sections
2.2 and 2.3, except for any (I) involuntary Transfer to a third party in accordance with Section 4 ("Involuntary Transfers") or (II) Transfer from Kelso to a Kelso Holder, from a Kelso Holder to Kelso or to another Kelso Holder, from THL to a THL Holder, or from a THL Holder to THL or to another THL Holder, provided that such Kelso Holder or THL Holder, as the case may be, agrees to be bound by the terms of this Agreement pursuant to Section 12.4.

Notwithstanding anything in this Agreement to the contrary, prior to the earlier of the fifth anniversary of the Closing Date and an IPO, (I) no Shares may be Transferred by KIA V or KEP V to any of their respective limited partners without the prior consent of THL, and no Shares may be Transferred by THL Fund IV or any of the THL Related Parties to any of their respective limited partners without the prior consent of Kelso, and (II) no THL Individual or Kelso Individual may pledge any Shares other than pursuant to Section 2.1(c) without the consent of Kelso or THL, respectively.

                  (b) After December 31, 2002, each Investor Stockholder (and any Kelso Holder or THL Holder) may sell any Shares held by it, PROVIDED that if such sale is not pursuant to Section 2.1(a)(i) or (ii), such sale must be either
(I) made in compliance with the provisions of Section 2.2 ("Right of First Offer") and Section 2.3 ("Tag-Along Rights"), (II) pursuant to Section 2.4 ("Drag-Along Rights") or Section 5 ("Auction Sale Procedure"), or (III) pursuant to a Registration effected in accordance with the Registration Rights Agreement.

                  (c) Notwithstanding anything in this Agreement to the contrary, a Kelso Holder or THL Holder may pledge any or all Shares now or hereafter owned by such Kelso Holder or THL Holder or grant a security interest therein to secure indebtedness of such Kelso Holder or THL Holder owing to a bank or other financial institution, PROVIDED, however, that any pledgee pursuant to this subsection (c) shall acquire only a security interest in such Shares entitling such pledgee to (I) the proceeds from any sale of such Shares made in compliance with the terms of this Agreement and (II) any proceeds of any distribution to stockholders on account of the Shares in any liquidation as a result of any bankruptcy proceeding or the winding up of affairs of the Company and in no event shall such pledgee be entitled to receive title to such Shares or any other rights incident thereto other than those specified above. The pledge agreements or other related financing agreements of any Kelso Holder or THL Holder shall be subject to and acknowledge the rights of the Company and the other Stockholders set forth herein and shall acknowledge the restrictions imposed on the pledgee's security interest pursuant to this Section 2.1(c).

                  2.2. RIGHT OF FIRST OFFER. (a) PROCEDURE. If at any time after the date hereof (I) either Investor Stockholder desires to sell any of the Shares held by it (the "OFFERING INVESTOR STOCKHOLDER"), (II) such sale is permitted under Section 2.1, (III) such sale is a sale which, pursuant to
Section 2.1, is subject to this Section 2.2, and (IV) the other Investor Stockholder, the Founders or the Management Stockholders continue to own at least 20% of the aggregate number of Shares owned by such Investor Stockholder, the Founders or the Management Stockholders, as the case may be, on the Closing Date (any and all parties meeting such 20% condition, an "ELIGIBLE STOCKHOLDER"), then prior to selling such Shares, the Offering Investor Stockholder shall deliver to each Eligible Stockholder a letter signed by it setting forth the number of Shares the Offering Investor Stockholder desires to sell (the "SALE NOTICE"). Within 30 days of receipt of the Sale Notice, the Eligible Stockholders may make offers to purchase in the aggregate, all of the shares covered by the Sale Notice, and (I) individually, that portion of such Shares offered by the Offering Investor Stockholder equal to their PRO RATA interest in the Company relative to each other (based on the percentage of outstanding Shares owned by each of them on the date of the Sale Notice) or (II) such other portion of such shares as the Eligible Stockholders collectively may agree upon, by delivering written notice to the Offering Investor Stockholder setting forth:

                  (i) the number of Shares to be purchased and the prospective purchase price per Share;

                  (ii) any other material terms and conditions to such purchase;

                  (iii) evidence reasonably satisfactory to such Offering Investor Stockholder for the financing of such purchase; and

                  (iv) closing arrangements and a closing date not less than 30 nor more than 90 days following the delivery of such notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents).

                  (b) If, upon the expiration of 30 days following receipt by the Eligible Stockholders of the Sale Notice, the Eligible Stockholders shall not have made an offer to purchase all (but not less than all) of the Shares covered by the Sale Notice, the Offering Investor Stockholder may sell the Shares covered by the Sale Notice at a price per share and on other terms and conditions not less favorable to the Offering Investor Stockholder than those set forth in the Sale Notice, PROVIDED that the Offering Investor Stockholder and the third party execute a binding purchase agreement (subject to customary closing conditions) within 120 days after the expiration of such 30 day period and consummate the closing thereunder within 120 days (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) from the execution of the binding purchase agreement. If the Eligible Stockholders shall have made an offer to purchase all of the Shares covered by the Sale Notice, then the Offering Investor Stockholder may either (I) accept such offer and the sale of such Shares shall be consummated as soon as practicable after the delivery of a notice of acceptance by the Offering Investor Stockholder, but in any event within 90 days of the delivery of the Sale Notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents), or (II) reject such offer, by written notice delivered to the Eligible Stockholders within 20 days of the delivery to the Offering Investor Stockholder of such offer, in which case the Offering Investor Stockholder shall have the right to sell all (but not less than all) of the Shares covered by the Sale Notice, for a purchase price and on other terms and conditions no less favorable to the Offering Investor Stockholder than those contained in the Eligible Stockholders' offer, PROVIDED that the Offering Investor Stockholder and the purchasers execute a binding purchase agreement (subject to customary closing conditions) within 120 days of the Eligible Stockholders' offer and consummate the closing thereunder within 120 days (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) from the execution of the binding purchase agreement. If the Offering Investor Stockholder and such purchasers do not execute such a purchase agreement or close such transaction within the time periods set forth in the proviso of the preceding sentence, then the Shares covered by such Sale Notice may not thereafter be sold by the Offering Investor Stockholder unless the procedures set forth in this Section
2.2 shall have again been complied with. Any offer by the Eligible Stockholders pursuant to this Section 2.2(b) shall not preclude any of them from making additional offers for such Shares outside of this Section 2.2, which offers may be rejected in the Offering Investor Stockholder's sole discretion, or participating in any auction relating to the sale of any such Shares.

                  (c) SALE OF ASSETS. The provisions of Sections 2.2(a) and (b) shall apply, MUTATIS MUTANDIS, in the event of a proposed sale of all or substantially all of the assets of the Company and its subsidiaries.

                  2.3. TAG-ALONG RIGHTS. If the Eligible Stockholders shall not have purchased, pursuant to Section 2.2(a), all of the Shares covered by the Sale Notice, and the Offering Investor Stockholder shall have agreed to sell to a third party or parties the Shares covered by the Sale Notice, and the Shares proposed to be sold, together with all Shares previously sold by the Offering Investor Stockholder, would represent more than 25% of the aggregate number of Shares owned by the Offering Investor Stockholder on the Closing Date, then the Offering Investor Stockholder must offer the other Stockholders a PRO RATA right to participate in such sale with respect to the other Stockholders' Shares, for a purchase price per Share equal to the purchase price per Share being paid for the Offering Investor Stockholder's Shares and on other terms and conditions not less favorable to the other Stockholders than those applicable to the Offering Investor Stockholder.

                  2.4. DRAG-ALONG RIGHTS. (a) If either of the Investor Stockholders proposes to sell to a third party or parties (a "PROPOSED PURCHASER") Shares owned by such Investor Stockholder (other than a sale pursuant to Section 2.1(a)(i) or (ii)) which, together with all Shares previously sold by such Offering Investor Stockholder, would represent more than 25% of the aggregate number of Shares owned by such Offering Investor Stockholder on the Closing Date, and (I) such sale is permitted by
Section 2.1, (II) the Offering Investor Stockholder has previously complied with
Section 2.2 with respect to such proposed sale, (III) if the Proposed Purchaser proposes to sell 100% of the Proposed Purchaser's Shares, such sale meets the THL Requirements, if applicable, and (IV) if the Proposed Purchaser proposes to sell less than 100% of the Proposed Purchaser's Shares, the other Investor Stockholder approves such sale (any proposed sale meeting all such conditions, a "PROPOSED SALE"), then the Offering Investor Stockholder may provide each other Stockholder written notice (a "DRAG-ALONG NOTICE") of such Proposed Sale and the material terms thereof not less than 20 business days prior to the proposed closing date of the Proposed Sale and each of the other Stockholders hereby agrees to sell to such Proposed Purchaser that number of Shares equal to the product of (I) the number of Shares then held by each such other Stockholder and
(II) a fraction, the numerator of which shall be the number of Shares which the Offering Investor Stockholder (together with the Kelso Holders or the THL Holders as applicable) proposes to sell in the Proposed Sale and the denominator of which shall be the number of Shares then owned by the Offering Investor Stockholder (together with the Kelso Holders or the THL Holders as applicable).

                  (b) Shares which are subject to a Drag-Along Notice will be included in the Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the Shares which the Offering Investor Stockholder proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (I) the sale consideration (which shall be reduced by the fees and expenses incurred by the Offering Investor Stockholder in connection with the Proposed Sale); (II) the provision of information, representations, warranties, covenants and requisite indemnifications, PROVIDED, HOWEVER, that any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder and any indemnification provided by the Stockholders shall be on a several and ratable, not joint, basis based on the number of Shares being sold by each Stockholder in the Proposed Sale; PROVIDED, FURTHER, HOWEVER, that the form of consideration to be received by the Offering Investor Stockholder (or any Kelso Holder or THL Holder as applicable) in connection with the Proposed Sale may be different from that received by the other Stockholders so long as the value of the consideration to be received by the Offering Investor Stockholder (or any Kelso Holder or THL Holder as applicable) is the same or less than that to be received by the other Stockholders (as reasonably determined by the Board in good faith, excluding members of the Board who are designees of the Offering Investor Stockholder). No other Stockholders shall exercise any dissenter's rights with respect to the consummation of any such Proposed Sale pursuant to this Section 2.4.

                  (c) Each other Stockholder will, if requested by the Offering Investor Stockholder, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Offering Investor Stockholder with respect to the Shares which are to be included in the Proposed Sale pursuant to this Section 2.4. The custody agreement and power of attorney will provide, among other things, that the other Stockholders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such other Stockholder's agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such other Stockholder with respect to the matters specified therein.

                  (d) Each other Stockholder agrees to execute such other agreements as the Offering Investor Stockholder may reasonably request in connection with the consummation of a Proposed Sale and Drag-Along Notice and the transactions contemplated thereby, including, without limitation, any purchase agreement, proxies, written consents in lieu of meetings or waiver of appraisal rights.

                  3. MANAGEMENT STOCKHOLDERS. 3.1. RIGHT OF THE COMPANY TO PURCHASE. Subject to all subsections of this Section 3, the Company shall have the right to purchase from a Management Stockholder, and such Management Stockholder shall have the obligation to sell to the Company, all (but not less than all) of such Management Stockholder's Shares:

                  (a) at the Fair Market Value of the Shares to be purchased if such Management Stockholder's employment with the Company or any of its subsidiaries is terminated as a result of (I) the termination by the Company or any such subsidiary of such employment without Cause, (II) the death or Disability of such Management Stockholder, (III) the resignation of such Management Stockholder for Good Reason or (IV) the retirement of such Management Stockholder upon or after reaching the age of 65 ("RETIREMENT") ;

                  (b) at the lesser of the Fair Market Value and the Carrying Value of the Shares to be purchased if such Management Stockholder's employment with the Company or any of its subsidiaries is terminated by the Company or any such subsidiary for Cause; or

                  (c) at the Fair Market Value or the Carrying Value of the Shares to be purchased, in the sole discretion of the Board (excluding interested Board members), if such Management Stockholder's employment with the Company or any of its subsidiaries is terminated for any reason other than as a result of an event described in subparagraph (a)(i), (a)(ii), (a)(iii) or (a)(iv) or in paragraph (b) of this Section 3.1.

                  3.2. NOTICE TO MANAGEMENT STOCKHOLDERS. If the Company desires to purchase Shares from a Management Stockholder pursuant to Section 3.1, it shall notify such Management Stockholder (or his or her estate, as the case may be) not more than 60 days after the occurrence of the event giving rise to the Company's right to acquire such Management Stockholder's Shares.

                  3.3. PAYMENT. If at any time the Company purchases any Shares pursuant to this Agreement, then within 30 days after the date that the Company sends the notice to the Management Stockholder pursuant to Section 3.2, the Company must pay the purchase price determined under this Agreement for the Shares it purchases by wire transfer of funds or company check in the amount of the purchase price, and upon receipt of payment of such purchase price or, pursuant to Section 3.7, any portion thereof, the seller shall deliver the certificates representing the number of Shares being purchased in a form suitable for transfer, duly endorsed in blank, and free and clear of any lien, claim or encumbrance. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to make any payment for Shares purchased hereunder until delivery to it of the certificates representing such shares or evidence or an affidavit, in either case in form and substance reasonably satisfactory to the Company of loss, theft or destruction of such certificates.

                  3.4. APPRAISAL. The Company shall engage, from time to time at the discretion of the Board, but not less often than within 90 days after every fiscal year, an independent valuation consultant or appraiser of recognized national standing reasonably satisfactory to the Investor Stockholders (the "APPRAISER") to appraise the Fair Market Value of the Shares as of the last day of the calendar year then most recently ended or, at the request of the Board, as of any more recent date (the "APPRAISAL DATE"), and to prepare and deliver a report to the Company describing the results of such appraisal (the "APPRAISAL"). The Appraiser shall (A) exclude any premiums for control or discounts for minority interests or restrictions on transfer; (B) appraise the Shares on a fully-diluted basis, PROVIDED that it shall use its judgment as to the extent to which any "out of the money" Share equivalents should be included; and (C) value the Non-Voting Common Stock and Preferred Stock on an as-converted basis. The Company shall bear the fees and expenses of each Appraisal. Promptly after receipt of each Appraisal, the Company shall deliver to each Stockholder a copy of the Appraisal.

                  3.5. FAIR MARKET VALUE. The "FAIR MARKET VALUE" of any Share being purchased by or sold to the Company (or to Kelso, any Kelso Holder, THL or any THL Holder if the right to purchase has been assigned thereto pursuant to this Section 3) shall be derived from the most recent Appraisal pursuant to
Section 3.4, unless the Board in its sole discretion decides to obtain a more recent Appraisal.

                  3.6. ACKNOWLEDGMENT OF STATUS. Each of Johnson and Thomas hereby acknowledges that, except with respect to the Shares distributed to him upon the dissolution of MJD Partners (with respect to which he shall be deemed a Founder), he shall be deemed a "Management Stockholder" for all purposes of this Agreement with respect to any Shares or hereafter owned directly by him.

                  3.7. PROHIBITED PURCHASES. Notwithstanding anything to the contrary herein, the Company shall not be permitted to purchase any Shares under this Section 3 to the extent (A) the Company is prohibited from purchasing such shares by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof (the "FINANCING DOCUMENTS") entered into by the Company or any of its subsidiaries, (B) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing, (C) the purchase of such Shares would, or in the reasonable opinion of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders) might, result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default, or (D) the purchase of such Shares would, in the reasonable opinion of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders), be imprudent in view of the financial condition (present or projected) of the Company or any of its subsidiaries or the anticipated impact of the purchase of such shares on the Company's or any of its subsidiaries' ability to meet their respective obligations under any Financing Document. If Shares that the Company has the right to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "MAXIMUM AMOUNT"), the Company shall purchase on such date only that number of Shares up to the Maximum Amount (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders) shall in good faith determine. Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due under this Agreement by reason of this Section 3.7, the Company shall have the option to either: (I) make such payment at the earliest practicable date permitted under this Section 3.7 and any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue interest) at a rate per annum of 8% from the date such payment is due and owing to the date such payment is made, PROVIDED that all payments of interest accrued hereunder shall be paid only at the date of payment by the Company for the Shares being purchased, or (II) pay the purchase price for such Shares with a subordinated note which is fully subordinated in right of payment and exercise of remedies to the lenders' rights under the Financing Documents and the maturity date of which is 30 days after the latest maturity date on any debt of the Company which is outstanding (or reasonably expected to become outstanding) as of the date such subordinated note is issued.

                  4. INVOLUNTARY TRANSFERS. Any transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an "INVOLUNTARY TRANSFER") shall be void unless such Stockholder complies with this
Section 4 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Shares pursuant to this Section 4 and the Person to whom such Shares have been transferred (the "INVOLUNTARY TRANSFEREE") shall have the obligation to sell such Shares in accordance with this Section 4. Upon the Involuntary Transfer of any Shares, such Stockholder shall promptly (but in no event later than five business days after such Involuntary Transfer) furnish written notice to the Company and the Investor Stockholders indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of such notice, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Shares acquired by the Involuntary Transferee for a purchase price equal to the lesser of (A) the Fair Market Value of such Shares and (B) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such Shares over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer. Notwithstanding the provisions of Section 3, for purposes of this
Section 4, the Fair Market Value of any Share shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the date of the Involuntary Transfer, unless the Board in its sole discretion decides to obtain a more recent Appraisal.

                  5. AUCTION SALE PROCEDURE. 5.1. GENERAL. At any time after the second anniversary of the Closing Date, either Investor Stockholder shall be entitled to initiate the following procedure for the sale of the Company, PROVIDED that such Investor Stockholder together with the Kelso Holders and the THL Holders, as applicable, continues to own, in the aggregate, at least 25% as many Shares as owned by such Investor Stockholder on the Closing Date and FURTHER PROVIDED that such procedure complies with the THL Requirements. The sale procedure (the "AUCTION SALE PROCEDURE") set forth in this Section 5 shall be initiated by the Investor Stockholders authorized pursuant to this Section 5.1, in any case, by delivering to the Company and the Remaining Stockholders (as defined below) a written notice that such Stockholder(s) has elected to initiate the Auction Sale Procedure. For purposes of this Section 5, "SUPERVISING STOCKHOLDER" shall mean both Investor Stockholders acting together, and "REMAINING STOCKHOLDERS" shall mean all of the other Stockholders. Notwithstanding the foregoing, the Investor Stockholders shall jointly be entitled to initiate the Auction Sale Procedure at any time.

                  5.2. RETENTION OF INVESTMENT BANK. Within 45 days after the initiation of the Auction Sale Procedure, the Supervising Stockholder shall in good faith select an investment banking firm (the "INVESTMENT BANK") to assist the Company and the Stockholders in connection with the Auction Sale Procedure. All fees and expenses of the Investment Bank shall be borne by the Company.

                  5.3. PREPARATION OF CONFIDENTIAL MEMORANDUM. As soon as practicable following the selection of the Investment Bank, the Investment Bank shall prepare a confidential offering memorandum (the "CONFIDENTIAL MEMORANDUM") for the purpose of soliciting prospective purchasers of all of the Shares. The Company and each Stockholder shall provide all such assistance and cooperation with respect to the preparation of the Confidential Memorandum as the Investment Bank or any other Stockholder may reasonably request.

                  5.4. AUCTION PROCEDURES. If requested by the Supervising Stockholder, the Investment Bank shall develop procedures for conducting the auction of the Company, such procedures to be reasonably acceptable to the Supervising Stockholder, and no more onerous to prospective purchasers than procedures that are customary in the market place at the time of the initiation of the Auction Sale Procedure.

                  5.5. SELECTION OF BID. The Confidential Memorandum and auction procedures shall solicit prospective purchasers of all of the Shares. Based on the advice of the Investment Bank, the Supervising Stockholder shall in good faith select the best bid or bids.

                  5.6. NEGOTIATION OF SALE AGREEMENT. The Supervising Stockholder and its counsel shall be entitled to negotiate the sale agreement or agreements and any ancillary agreements on behalf of the Company with the prospective purchaser or purchasers. The Remaining Stockholders and their counsel shall be entitled to participate in such negotiations, and the Supervising Stockholder shall consider in good faith the Remaining Stockholders' comments. Without the Remaining Stockholders' consent, which consent may be withheld for any reason, the Supervising Stockholder shall not agree to any term in any sale agreement that is more favorable to the Supervising Stockholder or its Affiliates, PROVIDED, HOWEVER, that the form of consideration to be received by the Investor Stockholders or the Kelso Holders or the THL Holders in connection with the Auction may be different from that received by the other Stockholders so long as the value of the consideration to be received by the Investor Stockholders or the Kelso Holders or the THL Holders is the same or less than that to be received by the other Stockholders (as reasonably determined by the Board in good faith, excluding members of the Board who are designees of the Investor Stockholders).

                  5.7. RIGHT OF REMAINING STOCKHOLDERS TO BID. No Stockholder may participate as a bidder in the Auction Sale Procedure.

                  5.8. COOPERATION. Each Stockholder shall cooperate in all respects in order to carry out the intent and accomplish the purposes of this
Section 5. No Stockholder shall exercise any dissenter's rights with respect to the consummation of any such Auction pursuant to this Section 5. The provisions of Section 14.4 ("Further Assurances") are specifically incorporated herein by reference and the Stockholders' obligations thereunder, insofar as they relate to this Section 5, shall include, without limitation, the obligation to deliver stock certificates representing Shares, in a form suitable for transfer, duly endorsed in blank, and the obligation to execute and deliver any stock purchase agreement or approve any merger agreement or agreements negotiated pursuant to
Section 5.6. Each Stockholder agrees that its failure to strictly comply with the provisions of this Section 5 and Section 14.4, insofar as it relates to this
Section 5, shall be deemed a material breach of this Agreement and shall entitle the aggrieved Stockholders to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which such Stockholders may have.

                  6. ISSUANCE OF ADDITIONAL EQUITY SECURITIES. 6.1. PREEMPTIVE RIGHTS OF THE STOCKHOLDERS. In the case of the proposed sale or issuance of, or the proposed granting by the Company of, any equity securities of the Company to any Person (other than any Excluded Shares) following the date hereof, then the Stockholders shall have the right, exercisable within 20 days after the Company has given notice to the Stockholders of such proposed sale, issuance or grant, to purchase all of the equity securities proposed to be issued or granted on the terms set forth in Sections 6.2 and 6.3; PROVIDED that the Founders shall only have such right for any proposed sale or issuance of, or the proposed granting by the Company of, any equity securities of the Company to any Person (other than Excluded Shares) at less than fair market value.

                  6.2. INVESTMENTS. Subject to Section 6.3, if the Company proposes to sell, issue or grant any equity securities of the Company as provided in Section 6.1, then each Stockholder, in such Stockholder's sole discretion, shall be entitled to make one or more purchases of equity securities for a purchase price per share as set forth in the Company's notice pursuant to
Section 6.1. The notice referred to in Section 6.1 shall state the number of equity securities to be offered to each Stockholder, the aggregate consideration to be paid for such equity securities by each Stockholder and the proposed date, time and location of the closing of such purchase (which shall not be earlier than 45 days or later than 120 days after the date of such notice). At the closing of each such additional purchase, the Company shall issue and deliver to each Stockholder stock certificates representing that number of fully paid and nonassessable Shares (or executed agreements representing equity securities other than Shares) that each such Stockholder has agreed to purchase pursuant to this Section 6.2 and each such Stockholder shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such equity securities.

                  6.3. PARTICIPATION BY THE STOCKHOLDERS. (a) Subject to all subsections of this Section 6.3, (I) each Stockholder shall be entitled to purchase that portion of the equity securities covered by the notice referred to in Section 6.1 equal to such Stockholder's PRO RATA interest in the Company (based on the percentage of outstanding Shares owned by each Stockholder on the date of such notice), and (II) if any Stockholder does not exercise such right to purchase such Stockholder's PRO RATA portion of all of the equity securities that the Company proposes to issue and sell pursuant to Section 6.1, then each other Stockholder who elected to purchase pursuant to this Section 6.3(a) shall have the right to purchase such Stockholder's respective PRO RATA portion of such equity securities not elected to be so purchased by such Stockholder that the Company proposes to issue and sell.

                  (b) Notwithstanding subsection (a) of this Section 6.3, the Investor Stockholders may allocate any equity securities proposed to be sold to them pursuant to Section 6.2 between themselves in whatever manner they choose and, in any event, either Investor Stockholder may purchase any of the equity securities not purchased by the other Investor Stockholder before the application of Section 6.3(a)(ii).

                  (c) Any purchase by any Founder or Management Stockholder of any Shares pursuant to this Section 6 may only be financed by personal funds or borrowings made directly by such Founder or Management Stockholder, PROVIDED that such financing arrangements must be authorized by the prior written approval (not to be unreasonably withheld) of the Board (excluding interested Board members) and no funds may be provided by any third party investor.

                  7. CORPORATE GOVERNANCE. 7.1. ELECTION OF DIRECTORS. (a) Each Stockholder shall vote all of such Stockholder's voting securities of the Company over which such Stockholder has voting control and shall take all other reasonably necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company's Certificate of Incorporation or bylaws), and the Company shall take all reasonably necessary and desirable actions within its control (including, without limitation, calling special board, stockholder meetings and approval of amendments and/or restatements of the Company's Certificate of Incorporation or bylaws), so that:

                  (i) the authorized number of directors on the Board shall be seven;

                  (ii) two representatives designated for nomination by Kelso shall be elected to the Board;

                  (iii) two representatives designated for nomination by THL shall be elected to the Board;

                  (iv) Daniel G. Bergstein, Eugene B. Johnson and Jack H.
         Thomas;

PROVIDED HOWEVER, that after the conversion of the Preferred Stock and the Non-Voting Common Stock, in each case into Common Stock after receipt of all regulatory approvals for such conversion (the "CONVERSION DATE"), the three representatives specified in Section 7.1(a)(iv) shall be designated for nomination jointly by Kelso and THL;

                  (v) the Chief Executive Officer of the Company shall serve as the Board's Chairman;

                  (vi) any committees of the Board or the board of directors of any of the Company's subsidiaries shall be created only upon the approval of the Board;

                  (vii) the board of directors of each of the Company's subsidiaries shall be constituted consistently with Sections 7(a)(i)-(iv);

                  (viii) the removal from the Board or the board of directors of any of the Company's subsidiaries (with or without cause) of any representative designated under this Section 7.1(a) by Kelso or THL shall be at the written request of Kelso or THL, as the case may be, or, after the Conversion Date, in the case of a representative designated under Section 7.1(a)(iv), Kelso and THL, but only upon such written request and under no other circumstances;

                  (ix) in the event that any representative designated under this Section 7.1(a) by Kelso or THL or, after the Conversion Date, by Kelso and THL jointly for any reason ceases to serve as a member of the Board or the board of directors of any of the Company's subsidiaries during his or her term of office, the resulting vacancy on the Board or such subsidiary board shall only be filled by a representative designated by Kelso, THL or, after the Conversion Date, by Kelso and THL jointly, as applicable.

                  (b) If Kelso or THL or Kelso and THL jointly fail to designate a representative to fill a directorship pursuant to the terms of this Section 7.1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

                  (c) Upon the Conversion Date, in order to secure the obligation of each Founder and Management Stockholder to vote Shares and other voting securities of the Company held by such Founder or Management Stockholder in accordance with the provisions of this Section 7.1, each Founder and Management Stockholder shall appoint each of the Investor Stockholders, and both of them, as the true and lawful proxy and attorney-in-fact of such Founder or Management Stockholder, with full power of substitution, to vote all of such Person's Shares and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in this Section 7.1. Each of the Investor Stockholders may exercise the proxy to be granted to it at any time any Founder or Management Stockholder fails to comply with the provisions of this Section 7.1. The proxies and powers to be granted by each Founder and Management Stockholder pursuant to this paragraph (c) are coupled with an interest and are given to secure the performance of their obligations under this Agreement. Such proxies and powers will be irrevocable until the earlier of the termination of this Agreement or this Section 7 pursuant to Section 12.3(b) and will survive the death, incompetency, disability or dissolution, as applicable, of each Founder or Management Stockholder and the holders of each of such Founder's or Management Stockholder's respective Shares.

                  7.2. FIVE YEAR PLAN AND ANNUAL BUDGET. Attached hereto as Exhibit A are the capital and operating budgets, together with the EBITDA performance targets, for the Company and its subsidiaries' competitive and rural local exchange carrier business for the five year period ending December 31, 2004 (the "FIVE YEAR PLAN"). The Company shall prepare and submit to the Board for its approval at least 30 days prior to the first day of each Fiscal Year proposed capital and operating budgets for the Company and its subsidiaries for the forthcoming Fiscal Year. As revised and approved by the Board, such proposed capital and operating budgets shall become the "ANNUAL BUDGET" for the Company and its subsidiaries. Attached hereto as Exhibit B is the Annual Budget for the 2000 Fiscal Year.

                  7.3. RECORDS AND REPORTS, ETC. (a) The Company shall furnish or cause to be furnished to the Investor Stockholders and each of the Founders until such Founder shall have Transferred 50% or more of the number of Shares held by such Founder on the Closing Date:

                  (i) within 120 days following the end of each Fiscal Year, audited consolidated financial statements of the Company and its subsidiaries, together with unaudited consolidating financial statements of the Company and its subsidiaries for such Fiscal Year;

                  (ii) within 45 days following of the end of each fiscal quarter, unaudited consolidated and consolidating financial statements of the Company and its subsidiaries;

                  (iii) monthly financial statements, together with a management overview and report with respect to the Company's and its subsidiaries' performance for such month; and

                  (iv) such other information or reports as either of the Investor Stockholders or any of the Founders may reasonably request.

                  (b) The Investor Stockholders and each of the Founders, until such Founder shall have Transferred 50% or more of the number of Shares held by such Founder on the Closing Date, shall each, upon reasonable notice, and using their best efforts to minimize any interruption of the Company's and its subsidiaries' business, be entitled to inspect and audit the books, records and accounts of the Company and its subsidiaries during normal business hours and make copies thereof.

                  (c) The Company shall deliver prompt written notice to each Investor Stockholder of the occurrence of any of the following:

                  (i) the actual or threatened commencement of any suit, action or other legal or administrative proceeding affecting the Company or any of its subsidiaries which, if adversely determined, would involve in excess of $100,000;

                  (ii) any event of default under any Financing Document, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied; or

                  (iii) any other event that could reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, revenues, costs and expenses, operations, prospects or condition, financial or otherwise, of Company or any of its subsidiaries.

                  7.4. BOARD MEETINGS, COMMITTEES, ETC. (a) There shall be regular meetings of the Board held at least once per calendar quarter, at such times and in such places as the Board shall determine.

                  (b) At its first meeting after the Closing Date, the Board shall designate a Compensation Committee (the "COMPENSATION COMMITTEE") consisting of three members of the Board, one of whom shall be the Company's chief executive officer, one of whom shall be designated by THL and one of whom shall be designated by Kelso. The Compensation Committee shall act by a majority of its members and its powers, subject to Section 8, shall include the power to review and approve the salaries and other compensation of the executive officers of the Company and its subsidiaries, including incentive compensation, deferred compensation and stock plans and the power to administer the Stock Option Plans, and such other powers as may be delegated to it by the Board. The Board may designate an Executive Committee (the "EXECUTIVE COMMITTEE") consisting of three members of the Board, one of whom shall be the Company's chief executive officer, one of whom shall be designated by THL and one of whom shall be designated by Kelso. The Executive Committee shall act by a majority of its members and shall, subject to Section 8 and the Delaware General Corporation Law, have such powers as may be delegated to it by the Board.

                  (c) Members of the Board shall not be entitled to receive compensation for their service as such, except (I) for members of the Board who are not affiliated with any Stockholder or (II) as may be provided in the Financial Advisory Agreements. Members of the Board shall be entitled to reimbursement for their reasonable out-of-pocket expenses incurred in connection with their service as such.

                  7.5. DIRECTORS' AND OFFICERS' INSURANCE. The Company shall maintain directors' and officers' liability insurance in an amount and with other terms approved by the Board.

                  8. ACTIONS REQUIRING APPROVAL OF THE INVESTOR STOCKHOLDERS.
8.1. GENERAL. Prior to the Conversion Date, Kelso shall have only those approval rights it had under Section 10.1 of the Amended and Restated Stockholders' Agreement, dated as of July 21, 1999, by and among the Company, KIA V, KEP V and the other stockholders party thereto (which agreement was terminated on the Closing Date). For ease of reference, such rights are listed on Annex A hereto. On and after the Conversion Date, as long as an Investor Stockholder owns at least 10% of the issued and outstanding Shares owned by such Investor Stockholder as of the Closing Date, no Stockholder shall cause the Company or any of its subsidiaries to take, and the Company shall not take and shall cause each of its subsidiaries not to take, any of the following actions without the prior written approval of each of the Investor Stockholders who still own 10% of the Shares owned by such Investor Stockholder as of the Closing Date or their designees on the Board:

                  (a) any issuance, sale, delivery, or any entry into an agreement to issue, sell or deliver, any capital stock, warrants, options or similar rights (other than issuances with respect to those options and warrants outstanding as of the date hereof or issuable under the Stock Option Plans as in effect on date hereof), other securities convertible into any capital stock or other securities which contain any voting or equity participation rights of which the Company or any of its subsidiaries is the issuer or grantor, or any grant or issuance, or any agreement to grant or issue, any options, warrants, incentive awards or similar rights calling for the issuance of such securities;

                  (b) any repurchase or redemption of any shares of capital stock of the Company or any of its subsidiaries, including pursuant to Sections 2, 3 and 4 (other than pursuant to the Stock Redemption Agreement);

                  (c) (I) any merger or consolidation with or into any other Person (whether or not the Company or any of its subsidiaries survives such merger or consolidation), (II) any conveyance, sale, lease or other disposal, in any transaction or related series of transactions, of 25% or more of the property, business or assets of the Company (including the capital stock or assets of any of the Company's subsidiaries) or (iii) any acquisition by the Company or any of its subsidiaries of any Person for which the price paid by the Company or any such subsidiary exceeds $5,000,000;

                  (d) any recapitalization of the capital stock of the Company or its subsidiaries or any amendment, whether by merger, consolidation or otherwise, to the articles of incorporation or the by-laws of the Company or any of its subsidiaries;

                  (e) any IPO;

                  (f) any liquidation or dissolution of the Company or any of its subsidiaries;

                  (g) entry into any business not substantially similar or reasonably related to the business of the Company and its subsidiaries as of the date hereof;

                  (h) termination of the Company's Chief Executive Officer or any employee who reports directly to the Company's Chief Executive Officer (including, for the avoidance of doubt, Jack H. Thomas, Eugene
         B. Johnson, John P. Duda and Walter E. Leach, Jr.) or termination of Fairpoint Communication Corp.'s Chief Executive Officer or any employee who reports directly to Fairpoint Communication Corp.'s Chief Executive Officer;

                  (i) establishment of or material change to any incentive or bonus program of the Company or any of its subsidiaries, including the Stock Option Plans;

                  (j) any approval of or material change to the Annual Budget;

                  (k) incurrence or guarantee by the Company or any of its subsidiaries of indebtedness in excess of $5 million in the aggregate;

                  (l) declaration or payment of dividends or other distributions in respect of the capital stock of the Company or any of its subsidiaries;

                  (m) enter into any transaction or modify any existing arrangement between the Company or any of its subsidiaries, on the one hand, and any Founder or any of their respective Affiliates, on the other hand; or

                  (n) selection or replacement of the Company's and its subsidiaries' independent public accountants;

PROVIDED, HOWEVER, that any transactions that would otherwise be permitted or required by Section 2.3 ("Tag-Along Rights"), Section 2.4 ("Drag-Along Rights") or Section 5

("Auction Sale Procedure") will not be subject to the approval requirements of this Section 8.1.

                  9. STOCK CERTIFICATE LEGENDS. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares owned by the Stockholders shall bear upon its face the following legends, as appropriate:

         (a) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM
                  AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY
                  TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS' AGREEMENT OF THE ISSUER, DATED AS OF JANUARY [__], 2000 (THE "STOCKHOLDERS' AGREEMENT")."

         (b) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

         (c) "THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

In addition, certificates representing Shares owned by any permitted transferees who are residents of certain states shall bear any legends required by the laws of such states.

                  Each Stockholder shall be bound by the requirements of such legends. Upon a Registration of any Shares, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by this Section 9.

                  10. ABSENCE OF OTHER ARRANGEMENTS. Each of the parties hereto hereby represents and warrants to each other party hereto that it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other Person with respect to the Shares, including, but not limited to, arrangements or agreements with respect to the acquisition, disposition or voting of Shares or any interest therein (whether or not such arrangements or agreements are with the Company or any Investor Stockholder, Founder, Management Stockholder or holder of Shares that is not party to this Agreement), except for (A) the Stock Purchase Agreement and (B) the Registration Rights Agreement.

                  11. NEW MANAGEMENT STOCKHOLDERS. The Company and each of the Stockholders hereby agrees that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered Shares or holds stock options exercisable into Shares shall, as a condition precedent to the acquisition of such Shares or the exercise of such stock options, as the case may be, (A) become a party to this Agreement by executing the same and (B) if such employee is a resident of a state with a community property system, cause his or her spouse to execute a Spousal Waiver in the form of Exhibit B attached hereto and deliver such Agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 14.8. Upon such execution and delivery, such employee shall be a Management Stockholder for all purposes of this Agreement.

                  12. PARTIES. 12.1. ASSIGNMENT BY THE COMPANY. The Company shall have the right to assign to the Investor Stockholders all or any portion of its rights and obligations under Sections 2, 3 and 4, PROVIDED that any such assignment or assumption is accepted by the Investor Stockholders. If the Company has not exercised its right to purchase Shares pursuant to any such Section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then the Investor Stockholders shall have the right to require the Company to assign such right. The Investor Stockholders shall have the right to assign to one or more Kelso Holders or THL Holders all or any of their rights to purchase Shares pursuant to this Section 12.1, PROVIDED that any such Kelso Holder or THL Holder becomes a party to this Agreement pursuant to a joinder agreement in form and substance satisfactory to the Company and the Investor Stockholders and otherwise complies with Section 12.4.

                  12.2. ASSIGNMENT GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns, PROVIDED that neither any Founder nor any Management Stockholder shall be permitted to assign any of its rights or cause a third party to assume any of its obligations under this Agreement, unless such assignment or assumption is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment or assumption, such assignee complies with the requirements of
Section 12.4 ("Agreements to Be Bound").

                  12.3. TERMINATION. (a) Any party to, or Person who is subject to, this Agreement which ceases to own any Shares or any interest therein shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; PROVIDED, however, that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve any Stockholder of any of its obligations hereunder. Notwithstanding the foregoing, in connection with a Transfer to an Affiliate explicitly permitted by this Agreement, prior to any such Person ceasing to be an Affiliate of the Stockholder from whom such Person acquired its Shares, such Person shall be obligated to transfer such Shares back to such original Stockholder and such original Stockholder shall thereupon be subject to this Agreement again.

                  (b) All rights and obligations pursuant to Section 1 ("Restrictions on Transfers of Shares by Founders or Management Stockholders"),
Section 2 ("Restrictions on Transfers of Shares by Investor Stockholders"),
Section 3 ("Management Stockholders"), Section 4 ("Involuntary Transfers"),
Section 5 ("Auction Sale Procedure"), Section 6 ("Issuance of Additional Equity Securities"), Section 7 ("Corporate Governance"), Section 8 ("Actions Requiring Approval of the Investor Stockholders"), Section 10 ("Absence of Other Arrangements"), Section 11 ("New Management Stockholders"), Section 12.4 ("Agreements to Be Bound") and Section 14.2 ("Non-Competition Agreement") shall terminate upon an IPO. In the event that an Investor Stockholder ceases to own at least 10% of the Shares owned by it on the Closing Date, all rights of such Investor Stockholder pursuant to Section 2.4 ("Drag-Along Rights"), Section 7 ("Corporate Governance") and Section 14.2 ("Non-Competition Agreement") shall terminate.

                  12.4. AGREEMENTS TO BE BOUND. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of Shares by a Stockholder (other than pursuant to a Registration) shall be permitted under the terms of this Agreement only if (A), such Stockholder shall cause the transferee of such Shares to execute the

Spousal Waiver in the form attached hereto as Exhibit B, if such transferee is an individual who resides in a state with a community property system, and (B) the transferee of such Shares shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assignment and assumption reasonably satisfactory in substance and form, (I) in the case of a Transfer by an Investor Stockholder, to the other Investor Stockholder and the Company, (II) in the case of a Transfer by a Founder, to the Investor Stockholders and the Company, and (III) in the case of a Transfer by a Management Stockholder, to the Investor Stockholders and the Company. Upon the execution of the Spousal Waiver and the instrument of assignment and assumption by such transferee, such transferee shall be deemed to be the relevant Stockholder, for all purposes of this Agreement, including, in the case of a Transfer by a Management Stockholder, the provisions of Section 3.

                  12.5. THL RELATED PARTIES, THL HOLDERS, KELSO HOLDERS. (a) To facilitate the arrangements, understandings and agreements contemplated by this Agreement, each THL Related Party and THL Holder (and its successors and assigns) hereby irrevocably consents to the appointment of, and does hereby appoint and empower, THL Equity Advisors IV, LLC (and THL Equity Advisors IV, LLC does hereby accept such appointment) as the sole and exclusive representative (the "THL REPRESENTATIVE") of the THL Related Parties and THL Holders (and their successors and assigns) to make all decisions and determinations on behalf of them (and their successors and assigns) that the THL Representative may deem necessary or appropriate in connection with this Agreement. All decisions of the THL Representative shall be final and binding on all of the THL Related Parties and THL Holders (and their successors and assigns). The parties to this Agreement other than THL (and their successors and assigns) shall be entitled to rely upon, without independent investigation, any decision of the THL Representative and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon.
                    (b) To facilitate the arrangements, understandings and agreements contemplated by this Agreement, each Kelso Holder (and its successors and assigns) hereby irrevocably consents to the appointment of, and does hereby appoint and empower, Kelso & Company, L.P. (and Kelso & Company, L.P. does hereby accept such appointment) as the sole and exclusive representative (the "KELSO REPRESENTATIVE") of the Kelso Holders (and their successors and assigns) to make all decisions and determinations on behalf of them (and their successors and assigns) that the Kelso Representative may deem necessary or appropriate in connection with this Agreement. All decisions of the Kelso Representative shall be final and binding on all of the Kelso Holders (and their successors and assigns). The parties to this Agreement other than Kelso (and their successors and assigns) shall be entitled to rely upon, without independent investigation, any decision of the Kelso Representative and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon.

                  13. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                  "AFFILIATE": A Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, including the spouse, parents and children of natural persons, general partners of a partnership and managing members of a limited liability company.

                  "BOARD": The Board of Directors of the Company.

                  "CARRYING VALUE": With respect to any Share owned by any Management Stockholder as of the Closing Date, "Carrying Value" shall mean $262.33. With respect to any Share acquired by any Management Stockholder after the Closing Date, Carrying Value shall mean the price paid for such Share by the relevant Management Stockholder.

                  "CAUSE": The meaning as set forth in the employment agreement between the Company and such Management Stockholder, or, if such Management Stockholder is not a party to an employment agreement, a termination of such Management Stockholder's employment by the Company or any of its subsidiaries due to (I) the refusal or neglect of the Management Stockholder to perform substantially his or her lawful employment-related duties, following written notice from the Company describing in reasonable detail such refusal or neglect and an opportunity for 30 days to cure the condition which is the subject of such notice, (II) the Management Stockholder's personal dishonesty, willful misconduct or breach of fiduciary duty, (III) the Management Stockholder's conviction of or entering a plea of guilty or NOLO CONTENDERE to a crime constituting a felony or his or her willful violation of any law, rule, or regulation (other than a traffic violation or similar offense or violation which in no way adversely affects the Company or its reputation or the ability of the Management Stockholder to perform his or her employment-related duties or to represent the Company) or (IV) the breach by the Management Stockholder of any written covenant or agreement with the Company or any of its subsidiaries not to disclose any material information pertaining to the Company or such subsidiary or not to compete or interfere with the Company or such subsidiary.

                  "CLOSING DATE": The date on which the closing of the transactions contemplated by the Stock Purchase Agreement occurs.

                  "COMMON STOCK": The Company's Class A Voting common stock, par value $.01 per share.

                  "DISABILITY": With respect to a Management Stockholder, the term "Disability" shall have the meaning set forth in the employment agreement between the Company and such Management Stockholder, or, if such Management Stockholder is not a party to an employment agreement, the termination of the employment of any Management Stockholder by the Company or any of its subsidiaries shall be deemed to be by reason of a "Disability" if, as a result of such Management Stockholder's incapacity due to reasonably documented physical or mental illness, such Management Stockholder shall have been unable for more than six months within any 12-month period despite reasonable accommodations made by the Company to perform his or her duties with the Company or such subsidiary on a full-time basis and within 90 days after written notice of termination has been given to such Management Stockholder, such Management Stockholder shall not have returned to the full time performance of his or her duties. The date of termination in the case of a termination for "Disability" shall be deemed to be the last day of the aforementioned 90-day period.

                  "EXCLUDED SHARES": Any Shares issued or issuable (I) in connection with an IPO or public offering of debt securities by the Company,
(II) to any employee of the Company or any of its subsidiaries in connection with the Stock Option Plans or any other employee incentive or bonus program duly authorized pursuant to this Agreement and by the Board or (iii) upon exercise of any warrants to purchase Common Stock which are outstanding as of the date hereof.

                  "FINANCIAL ADVISORY AGREEMENTS": The Amended and Restated Financial Advisory Agreement, dated as of the Closing Date, as the same shall be amended from time to time, between the Company and Kelso & Company, L.P. and the Management Services Agreement, dated as of the Closing Date, as the same shall be amended from time to time, between the Company and THL Equity Advisors IV, LLC.

                  "FISCAL YEAR": A year beginning on January 1 of one calendar year and ending on December 31 of the same calendar year, or such other fiscal year as the Board may hereafter determine.

                  "GOOD REASON": The meaning as set forth in the employment agreement between the Company and such Management Stockholder, or, if such Management Stockholder is not a party to an employment agreement, a termination of a Management Stockholder's employment with the Company or any of its subsidiaries shall be for "Good Reason" if such Management Stockholder voluntarily terminates his employment with the Company or any of its subsidiaries as a result of either of the following:

                  (i) without the Management Stockholder's prior written consent, a reduction by the Company or such subsidiary of his or her current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member (after receipt by the Company of written notice and a 20 day cure period), or a significant reduction in the level of authority theretofore exercised by the Management Stockholder, PROVIDED that the degree of acquisition activity by the Company and its subsidiaries shall not be taken into consideration when determining the Management Stockholder's level of authority; or

                  (ii) the taking of any action by the Company or such subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company's or any of its subsidiaries' accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of this Agreement, other than any such reduction which is (A) required by law, (B) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member or (C) generally applicable to all beneficiaries of such plans.

                  "IPO": A Registration that covers (together with any prior effective Registrations) (I) Shares which are sold for an aggregate price of at least $150 million or (II) Shares that, after the closing of such Registration, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

                  "KELSO HOLDER": (A) any general or limited partner of the Kelso Entities (a "KELSO PARTNER"), and any corporation, partnership, or other entity which is an Affiliate of the Kelso Entities or any Kelso Partner (collectively, the "KELSO AFFILIATES"), (B) any managing director, general partner, director, limited partner, officer or employee of the Kelso Entities or a Kelso Affiliate, or the heirs, executors, administrators, testamentary trustees, lifetime trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (B) (collectively, "KELSO ASSOCIATES"), (C) a charitable institution as defined in Section 501(c) of the Internal Revenue Code of 1986, as amended, which receives a bona fide gift by a Kelso Individual of Shares, (D) a bank, financial institution or other lender which receives a bona fide pledge by a Kelso Individual of Shares, (E) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Kelso Entities, Kelso Affiliates, Kelso Associates, their spouses or their lineal descendants, and (F) any of the individuals or entities set forth on Schedule C hereto. "KELSO ENTITIES" shall mean Kelso & Company, L.P. and its affiliated entities. "KELSO INDIVIDUAL" shall mean any individual set forth on Schedule C hereto and any employee of Kelso & Company, L.P..

                  "MJD PARTNERS": MJD Partners, L.P., a Delaware limited partnership.

                  "NON-VOTING COMMON STOCK": The Company's Class B Non-Voting common stock, par value $.01 per share.

                  "PERSON": An individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PREFERRED STOCK": The Company's Non-Voting Convertible Series D Preferred Stock, par value $0.01 per share.

                  "REGISTRATION": The closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "REGISTRATION RIGHTS AGREEMENT": The Registration Rights Agreement, dated as of the date hereof, as the same shall be amended from time to time, among the Company, the Investor Stockholders, the Founders and the Management Stockholders.

                  "SHARES": Prior to the Conversion Date, shares of Common Stock, Non- Voting Common Stock and Preferred Stock and after the Conversion Date, shares of Common Stock. For purposes of any calculations hereunder, shares of Non-Voting Common and Preferred Stock shall be calculated on an as-converted basis.

                  "STOCK OPTION PLANS": The MJD Communications, Inc. 1995 and 1998 Stock Incentive Plans, as each may be amended from time to time, and any other equity incentive plan of the Company.

                  "STOCK PURCHASE AGREEMENT": The Stock Purchase Agreement, dated as of January 3, 2000, as the same shall be amended from time to time, among the Company, THL and Kelso.

                  "THL HOLDER": (A) any general or limited partner of the THL Entities (a "THL PARTNER"), and any corporation, partnership, or other entity which is an Affiliate of the THL Entities, any THL Partner or Putnam Investments, Inc. or any corporation, partnership or other entity controlled by Putnam Investments, Inc. (collectively, the "THL AFFILIATES"), (B) any managing director, general partner, director, limited partner, officer or employee of the THL Entities or a THL Affiliate, or the heirs, executors, administrators, testamentary trustees, lifetime trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (B) (collectively, "THL ASSOCIATES"), (C) a charitable institution as defined in Section 501(c) of the Internal Revenue Code of 1986, as amended, which receives a bona fide gift by a THL Individual of Shares, (D) a bank, financial institution or other lender which receives a bona fide pledge by a THL Individual of Shares, (E) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the THL Entities, THL Affiliates, THL Associates, their spouses or their lineal descendants, and (F) any of the individuals or entities set forth on Schedule A hereto. "THL ENTITIES" shall mean Thomas H. Lee Partners, L.P. and its affiliated entities. "THL INDIVIDUAL" shall mean each THL Related Party other than Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P.










  [CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED WITH THE COMMISSION]

                  "TRANSFER (OR ANY VARIATION THEREOF USED HEREIN)": Any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal or any arrangement or agreement with respect to any of the foregoing.

                  14. MISCELLANEOUS.

                  14.1. RECAPITALIZATIONS, EXCHANGES, ETC. AFFECTING THE SHARES. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (A) the Shares and (B) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

                  14.2. NON-COMPETITION AGREEMENT. In order to induce the Investor Stockholders to enter into the Stock Purchase Agreement and this Agreement and in consideration of the purchase by THL of certain of the Shares of Eugene B. Johnson, Jack H. Thomas, John P. Duda and Walter E. Leach, Jr. pursuant to the Stock Purchase Agreement, each of Eugene B. Johnson, Jack H. Thomas, John P. Duda and Walter E. Leach, Jr. agrees that from the date of the termination of his employment with the Company or any of its subsidiaries for any reason until the second anniversary of such termination, such Person will not become, directly or indirectly, associated in any way with any Person, whether as principal, owner, partner, consultant, advisor, agent, employee, director, independent contractor, member, stockholder or otherwise (other than a holder of less than 5% of the outstanding shares of any class of equity securities of a public company), that is actively engaged in the ownership, management or operation of any telephone company, other access provider or other Person, any of which competes or has any plans to compete with the Company or any of its subsidiaries in regard to the activities of the Company or any of its subsidiaries being conducted at the time of such termination or which are planned at the time of such termination.

                  14.3. NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

                  14.4. FURTHER ASSURANCES. Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  14.5. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented with the written consent of both Investor Stockholders, PROVIDED HOWEVER, that (A) if such amendment, modification or supplement would have an effect that uniquely impacts the economic or other rights of the Founders as a class of holders of Shares, then the consent of a majority in number of the Founders will also be required for such amendment, modification or supplement and (B) if such amendment, modification or supplement could reasonably be expected to adversely affect the Management Stockholders, then the consent of a majority in interest of the Management Stockholders (based on the number of Shares owned by each Management Stockholder at the time of such amendment, modification or supplement) will also be required for such amendment, modification or supplement.

                  14.6. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

                  14.7. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  14.8. NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery or (D) sent by fax, as follows:

(i)      If to the Company, to it at:

                  MJD Communications, Inc.
                  521 East Morehead Street, Suite 250
                  Charlotte, North Carolina  28202
                  Fax:  (704) 344-8121
                  Attention:  Mr. Walter E. Leach, Jr.
                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  399 Park Avenue
                  New York, New York  10022
                  Fax:  (212) 319-4090
                  Attention:  Neil A. Torpey, Esq.

                  and a copy to THL at its address set forth in (ii) below and a copy to Kelso at its address set forth in (iii) below:

 (ii) If to THL, to it at: Thomas H. Lee Partners, L.P. 75 State Street Boston, Massachusetts 02109 Fax: (617) 227-3514
                  Attention: Anthony J. DiNovi
                             Kent R. Weldon

                  with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Fax:  (312) 861-2200
                  Attention:  William S. Kirsch, P.C.

(iii) If to Kelso, to it at:

                  Kelso & Company
                  320 Park Avenue, 24th Floor
                  New York, New York  10022
                  Attention:  James J. Connors, II, Esq.
                  Fax:  (212) 223-2379

                  with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Attention:  Margaret A. Davenport, Esq.
                  Fax:  (212) 909-6836

(iv) If to JED, a Bergstein Family Member, Jordan Bergstein or Elizabeth Heller, to JED, such Bergstein Family Member, Jordan Bergstein or Elizabeth Heller c/o Bergstein at his address set forth in (v) below.

(v)      If to Bergstein, to him at:

                  Paul, Hastings, Janofsky & Walker LLP
                  399 Park Avenue
                  New York, New York 10022
                  Fax: (212) 319-4090
                  Attention: Daniel G. Bergstein

(vi)     If to Meyer Haberman, to him at:

                  Interquest, Inc.
                  599 Lexington Avenue
                  New York, New York
                  Fax:  (212) 703-0596
                  Attention: Meyer Haberman

(vii) If to a Management Stockholder, to him or her, as listed below his or her name on the signature pages hereto.

or to such other Person or address as any party shall specify by notice in writing to the Company and the other parties hereto. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (W) if by personal delivery on the day after such delivery, (X) if by certified or registered mail, on the fifth business day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, on the day delivered or (Z) if by fax, on the next day following the day on which such fax was sent, PROVIDED that a copy is also sent by certified or registered mail.

                  14.9. HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  14.10. INJUNCTIVE RELIEF. The Shares cannot readily be purchased or sold in the open market, and for that reason, among others, the parties hereto would be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which any such party may have.

                  14.11. ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement and the Registration Rights Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the Shares, other than those expressly set forth or referred to herein or as set forth in the Stock Purchase Agreement or the Registration Rights Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                  14.12. TRANSFER OF SHARES FROM MJD PARTNERS. The Founders (other than the Bergstein Family Members) have caused MJD Partners to transfer free and clear of any lien, claim or encumbrance all of the Shares held by MJD Partners to such Founders in proportion to the ownership interests of each of such Founders in MJD Partners. If the transfer of such Shares, or the dissolution or winding up of MJD Partners has or will result in or give rise to any lien, claim or encumbrance on any Shares by any creditor of MJD Partners or otherwise, the Founders shall take all actions necessary to remove or satisfy such lien, claim or encumbrance in order to hold such Shares free and clear of any such lien, claim or encumbrance.

                  IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, effective as of the date first above written.


                                           MJD COMMUNICATIONS, INC.


                                           By: /s/ WALTER E. LEACH, JR.
                                               ---------------------------------
                                               Name:
                                               Title:


                                           KELSO INVESTMENT ASSOCIATES V, L.P.

                                           By: Kelso Partners V, L.P.,
                                                 its general partner


                                           By: /s/ GEORGE E. MATELICH
                                               ---------------------------------
                                               Name:  George E. Matelich
                                               Title: General Partner

                                           KELSO EQUITY PARTNERS V, L.P.


                                           By: /s/ GEORGE E. MATELICH
                                               ---------------------------------
                                               Name:  George E. Matelich
                                               Title: General Partner


                                           THOMAS H. LEE EQUITY FUND IV, L.P.

                                           By: THL Equity Advisors IV, LLC,
                                                 its general partner


                                           By: /s/ ANTHONY J. DINOVI
                                               ---------------------------------
                                               Name:
                                               Title:


                   [Signature Page to Stockholders' Agreement]

                                           JED COMMUNICATIONS ASSOCIATES, INC.


                                           By: /s/ DANIEL G. BERGSTEIN
                                               ---------------------------------
                                               Name:
                                               Title:


                                           /s/ DANIEL G. BERGSTEIN
                                           -------------------------------------
                                           Daniel G. Bergstein
                                           [Address]


                                           /s/ JOHN P. DUDA
                                           -------------------------------------
                                           John P. Duda
                                           6733 N. Baltusrol Lane
                                           Charlotte, NC 28210


                                           /s/ MEYER HABERMAN
                                           -------------------------------------
                                           Meyer Haberman
                                           [Address]


                                           /s/ LISA R. HOOD
                                           -------------------------------------
                                           Lisa R. Hood
                                           P.O. Box 486
                                           Bucklin, KS 67834


                                           /s/ EUGENE B. JOHNSON
                                           -------------------------------------
                                           Eugene B. Johnson
                                           [Address]


                   [Signature Page to Stockholders' Agreement]

                                              /s/ WALTER E. LEACH, JR.
                                           -------------------------------------
                                           Walter E. Leach, Jr.
                                           6419 Sharon Hills Road
                                           Charlotte, NC 28210


                                           /s/ PETER G. NIXON
                                           -------------------------------------
                                           Peter G. Nixon
                                           P.O. Box 302
                                           Westfield, NY 14787


                                           /s/ MICHAEL J. STEIN
                                           -------------------------------------
                                           Michael J. Stein
                                           3016 Toalson
                                           Dodge City, KS 67801


                                           /s/ JACK H. THOMAS
                                           -------------------------------------
                                           Jack H. Thomas
                                           [Address]


                                           /s/ TIMOTHY W. HENRY
                                           -------------------------------------
                                           Tim Henry
                                           [Address]


                                           /s/ PAT MORSE
                                           -------------------------------------
                                           Pat Morse
                                           [Address]


                   [Signature Page to Stockholders' Agreement]

                                           /s/ PAT EUDY
                                           -------------------------------------
                                           Pat Eudy
                                           [Address]


                                           /s/ JOEL BERGSTEIN
                                           -------------------------------------
                                           Joel Bergstein


                                           /s/ MICHAEL BERGSTEIN
                                           -------------------------------------
                                           Michael Bergstein


                                           /s/ LINDY SOBEL BERGSTEIN
                                           -------------------------------------
                                           Lindy Sobel Bergstein


                                           /s/ JORDAN BERGSTEIN
                                           -------------------------------------
                                           Jordan Bergstein



                                           /s/ ELIZABETH HELLER
                                           -------------------------------------
                                           Elizabeth Heller


                                           THOMAS H. LEE FOREIGN FUND IV, L.P.

                                           By: THL Equity Advisors IV, LLC,
                                               its general partner


                                           By: /s/ ANTHONY J. DINOVI
                                               ---------------------------------
                                               Name:
                                               Title:


                   [Signature Page to Stockholders' Agreement]

                                           THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                           By: THL Equity Advisors IV, LLC,
                                               its general partner


                                           By: /s/ C. HUNTER BOLL
                                               ---------------------------------
                                               Name:
                                               Title:


                                           1987 THOMAS H. LEE NOMINEE TRUST


                                           By: /s/ THOMAS H. LEE
                                               ---------------------------------
                                               Trustee:


                                           /s/ DAVID V. HARKINS
                                           -------------------------------------
                                           David V. Harkins


                                           THE HARKINS 1995 GIFT TRUST


                                           By: /s/ SHERYLL J. HARKINS
                                               ---------------------------------
                                               Trustee: Sheryll J. Harkins
                                                        Trustee


                                           /s/ SCOTT A. SCHOEN
                                           -------------------------------------
                                           Scott A. Schoen


                                           /s/ C. HUNTER BOLL
                                           -------------------------------------
                                           C. Hunter Boll


                   [Signature Page to Stockholders' Agreement]

                                           /s/ SCOTT M. SPERLING
                                           -------------------------------------
                                           Scott M. Sperling


                                           /s/ ANTHONY J. DINOVI
                                           -------------------------------------
                                           Anthony J. DiNovi


                                           /s/ THOMAS M. HAGERTY
                                           -------------------------------------
                                           Thomas M. Hagerty


                                           /s/ WARREN C. SMITH, JR.
                                           -------------------------------------
                                           Warren C. Smith, Jr.


                                           /s/ SETH W. LAWRY
                                           -------------------------------------
                                           Seth W. Lawry


                                           /s/ KENT R. WELDON
                                           -------------------------------------
                                           Kent R. Weldon


                                           /s/ TERRENCE M. MULLEN
                                           -------------------------------------
                                           Terrence M. Mullen


                                           /s/ TODD M. ABBRECHT
                                           -------------------------------------
                                           Todd M. Abbrecht


                                           /s/ CHARLES A. BRIZIUS
                                           -------------------------------------
                                           Charles A. Brizius


                                           /s/ SCOTT JAECKEL
                                           -------------------------------------
                                           Scott Jaeckel


                   [Signature Page to Stockholders' Agreement]

                                           /s/ SOREN OBERG
                                           -------------------------------------
                                           Soren Oberg


                                           /s/ THOMAS R. SHEPHERD
                                           -------------------------------------
                                           Thomas R. Shepherd


                                           /s/ JOSEPH J. INCANDELA
                                           -------------------------------------
                                           Joseph J. Incandela


                                           /s/ WENDY L. MASLER
                                           -------------------------------------
                                           Wendy L. Masler


                                           /s/ ANDREW D. FLASTER
                                           -------------------------------------
                                           Andrew D. Flaster


                                           ROBERT SCHIFF LEE 1988 IRREVOCABLE
                                               TRUST


                                           By: /s/ CHARLES W. ROBINS
                                               ---------------------------------
                                               Trustee:


                                           /s/ STEPHEN ZACHARY LEE
                                           -------------------------------------
                                           Stephen Zachary Lee


                                           /s/ CHARLES W. ROBINS
                                           -------------------------------------
                                           Charles W. Robins as Custodian for
                                           Jesse Lee


                                           /s/ CHARLES W. ROBINS
                                           -------------------------------------
                                           Charles W. Robins as Custodian for
                                           Nathan Lee


                   [Signature Page to Stockholders' Agreement]

                                           /s/ CHARLES W. ROBINS
                                           -------------------------------------
                                           Charles W. Robins


                                           /s/ JAMES WESTRA
                                           -------------------------------------
                                           James Westra


                                           THOMAS H. LEE CHARITABLE
                                              INVESTMENT L.P.

                                           By: Thomas H. Lee,
                                               its general partner


                                           By: /s/ THOMAS H. LEE
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THL-CCI INVESTORS LIMITED PARTNERSHIP

                                           By: THL Investment Management Corp.
                                               its general partner


                                           By: /s/ WENDY L. MASLER
                                               ---------------------------------
                                               Name:
                                               Title:

                                           PUTNAM INVESTMENTS, INC.


                                           By: /s/ WILLIAM H. WOOLVERTON
                                               ---------------------------------
                                               Name:
                                               Title:


                   [Signature Page to Stockholders' Agreement]

                                           For purposes of Section 12.5 only:

                                           THL EQUITY ADVISORS IV, LLC


                                           By: /s/ ANTHONY J. DINOVI
                                               ---------------------------------
                                               Name:
                                               Title:

                                           For purposes of Section 12.5 only:

                                           KELSO & COMPANY, L.P.

                                           By:     Kelso & Companies, Inc.,
                                                   its general partner

                                           By: /s/ JAMES J. CONNORS
                                               ---------------------------------
                                               Name: James J. Connors, II
                                               Title: Vice President and General
                                                      Counsel


                   [Signature Page to Stockholders' Agreement]

                                                                      SCHEDULE A

                               THL Related Parties

Thomas H. Lee Foreign Fund IV, L.P.
Thomas H. Lee Foreign Fund IV-B, L.P.
1987 Thomas H. Lee Nominee Trust
David V. Harkins
The Harkins 1995 Gift Trust
Scott A. Schoen
C. Hunter Boll
Scott M. Sperling
Anthony J. DiNovi
Thomas M. Hagerty
Warren C. Smith, Jr.
Seth W. Lawry
Kent R. Weldon
Terrence M. Mullen
Todd M. Abbrecht
Charles A. Brizius
Scott Jaeckel
Soren Oberg
Thomas R. Shepherd
Joseph J. Incandela
Wendy L. Masler
Andrew D. Flaster
Robert Schiff Lee 1988 Irrevocable Trust
Stephen Zachary Lee
Charles W. Robins as Custodian for Jesse Lee
Charles W. Robins as Custodian for Nathan Lee
Charles W. Robins
James Westra
Thomas H. Lee Charitable Investment L.P.
THL-CCI Investors Limited Partnership
Putnam Investments, Inc.

                                                                      SCHEDULE B

                             Management Stockholders

         John P. Duda
         Lisa R. Hood
         Eugene B. Johnson
         Walter E. Leach, Jr.
         Peter G. Nixon
         Michael J. Stein
         Jack H. Thomas
         Tim Henry
         Pat Morse
         Pat Eudy

                                                                      SCHEDULE C

                                  Kelso Holders

                                                                       EXHIBIT A

                                 Five Year Plan

                                  See attached.

                                                                       EXHIBIT B

                       Annual Budget for 2000 Fiscal Year

                                  See attached.

                                                                       EXHIBIT C

                                 Spousal Waiver

             _________________ [insert name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which ___________ [insert he or she] may acquire with respect to the disposition, voting or control of the Shares subject to the Stockholders' Agreement of MJD Communications, Inc., dated as of December [__], 1999, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Shares.


                                            -------------------------
                                            [signature of spouse]

                                                                         ANNEX A

             (a) any issuance, sale, delivery, or any entry into an agreement to issue, sell or deliver, any capital stock, warrants, options or similar rights, other securities convertible into any capital stock or other securities which contain any voting or equity participation rights of which the Company or any of its subsidiaries is the issuer or grantor, or any grant or issuance, or any agreement to grant or issue, any options, warrants, incentive awards or similar rights calling for the issuance of such securities;

             (b) any repurchase or redemption of any shares of capital stock of the Company or any of its subsidiaries, including pursuant to Section
         2.2 and Section 4;

             (c) (I) any merger or consolidation with or into any other Person (whether or not the Company or any of its subsidiaries survives such merger or consolidation) or (II) any conveyance, sale, lease or other disposal, in any transaction or related series of transactions, of 25% or more of the property, business or assets of the Company (including the capital stock or assets of any of the Company's subsidiaries);

             (d) any recapitalization of the capital stock of the Company or its subsidiaries or any amendment, whether by merger, consolidation or otherwise, to the articles of incorporation or the by-laws of the Company or any of its subsidiaries;

             (e) any liquidation or dissolution of the Company or any of its subsidiaries;

             (f) entry into any business not substantially similar or reasonably related to the business of the Company and its subsidiaries as of the date hereof;

             (g) establishment of or material change to any incentive or bonus program of the Company or any of its subsidiaries, including the Stock Option Plan;

             (h) any change to the EBITDA performance targets included in the Five Year Plan or approval of or material change to the Annual Business Plan;

             (i) incurrence or guarantee by the Company or any of its subsidiaries of indebtedness in excess of $5 million in the aggregate;

             (j) declaration or payment of dividends or other distributions in respect of the capital stock of the Company or any of its subsidiaries;

             (k) enter into any transaction or modify any existing arrangement between the Company or any of its subsidiaries, on the one hand, and any MJD Principal or any of their respective Affiliates, on the other hand; or

             (l) selection or replacement of the Company's and its subsidiaries' independent public accountants.


                                       ii